CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-76675) pertaining to the 1996 Stock Option Plan of Action Products International, Inc. and in the related Prospectus of our report dated February 4, 2000, with respect to the financial statements of Action Products International, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1999.


MOORE STEPHENS LOVELACE, P.A.
CERTIFIED PUBLIC ACCOUNTANTS


Orlando, Florida
April 4, 2000